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                                                                    EXHIBIT 23.1

CONSENT OF KPMG LLP

We consent to the incorporation by reference in the Registration Statements (No. 33-24372, No. 33-36471, No. 33-40864, No. 33-48643, No. 33-68200, No. 33-80696,
No. 333-29247, No. 333-85401 and No. 333-89945) on Form S-8 of Dallas
Semiconductor Corporation of our report dated January 12, 2001, except for Note 7 which is as of January 28, 2001, relating to the consolidated balance sheet of Dallas Semiconductor Corporation as of December 31, 2000 and the related consolidated statements of income, cash flows and stockholders' equity and schedule, which report appears in the December 31, 2000 annual report on Form 10-K of Dallas Semiconductor Corporation.


                                                                    /s/ KPMG LLP


Dallas, Texas
February 22, 2001